QuickLinks -- Click here to rapidly navigate through this document

Exhibit No. 10.11

WASHINGTON MUTUAL, INC.

EXECUTIVE TARGET RETIREMENT INCOME PLAN

Effective January 1, 2004

WASHINGTON MUTUAL, INC.

EXECUTIVE TARGET RETIREMENT INCOME PLAN

Effective January 1, 2004

TABLE OF CONTENTS

ARTICLE I NATURE OF PLAN		3
1.1	Purpose	3
1.2	Nature of Plan	3
1.3	Unfunded Plan	3
ARTICLE II DEFINITIONS AND CONSTRUCTION		3
2.1	Accounts	4
2.2	Annual Leadership Bonus	4
2.3	Beneficiary	4
2.4	Change in Control	4
2.5	Code	4
2.6	Company	4
2.7	Committee	4
2.8	Compensation	4
2.9	Disabled or Disability	4
2.10	Eligible Employee	5
2.11	Employee	5
2.12	Employer	5
2.13	Entry Dates	5
2.14	ERISA	5
2.15	Executive Service	5
2.16	Final Average Pay	5
2.17	Former Employee Participant	5
2.18	Participant	5
2.19	Pension Plan	5
2.20	Plan	5
2.21	Plan Administration Committee or Committee	5
2.22	Plan Year	5
2.23	Related Employer	5
2.24	Retirement Plans	5
2.25	Vested Percentage	6
ARTICLE III BENEFITS		6
3.1	Amount of Benefit	6
3.2	Participant's Accounts	6
3.3	Offset Balances	6
3.4	Vested Percentage	6
3.5	Upon Change in Control	6
3.6	Interest Credited to Accounts	6
ARTICLE IV PAYMENT OF BENEFITS		7
4.1	Payment Commencement and Automatic Form of Payment	7
4.2	Elective Form of Payment	7
4.3	Dishonesty	7
4.4	Upon Death of Participant	7
4.5	Payment in the Event of Legal Disability	7
4.6	Accounts Charged	8
4.7	Unclaimed Accounts	8

ARTICLE V PLAN ADMINISTRATION COMMITTEE		8
5.1	Appointment	8
5.2	Term	8
5.3	Compensation	8
5.4	Powers of Plan Administration Committee	8
5.5	Adjustments	9
5.6	Manner of Action	9
5.7	Authorized Representative	9
5.8	Interested Member	9
5.9	Indemnity	9
ARTICLE VI PARTICIPANT ADMINISTRATIVE PROVISIONS		9
6.1	Beneficiary Designation	9
6.2	Personal Data to Plan Administration Committee	10
6.3	Address for Notification	10
6.4	Place of Payment and Proof of Continued Eligibility	10
6.5	Assignment or Alienation	10
6.6	Information Available	10
6.7	Beneficiary's Right to Information	10
6.8	Claims Procedure	11
6.9	Appeal Procedure for Denial of Benefits	11
6.10	No Rights Implied	11
6.11	Right To Offset For Taxes, Other Obligations	12
6.12	Upon Change in Control	12
ARTICLE VII AMENDMENT AND TERMINATION		12
7.1	Amendment	12
7.2	Termination	12
ARTICLE VIII MISCELLANEOUS		12
8.1	Execution of Receipts and Releases	12
8.2	Employer Records	12
8.3	Evidence	12
8.4	Severability	13
8.5	Notice	13
8.6	Waiver of Notice	13
8.7	Successors	13
8.8	Headings	13
8.9	Governing Law	13

WASHINGTON MUTUAL, INC.
EXECUTIVE TARGET RETIREMENT INCOME PLAN

Effective January 1, 2004

PREAMBLE

        The Executive Target Retirement Income Plan (the "Plan") was adopted by the Human Resources Committee in order to attract and retain top executive talent. The Plan covers level 1 through 3 executives and is designed to provide retirement income of approximately 55% of final average pay for an executive with twenty-five years of service. The Plan uses a formula that provides 6.5 times the average final five years salary and bonus, adjusted to the extent executive service is less than 25 years, and offset by balances under other retirement plans. The balances vest over a five year period based on executive service beginning on or after January 1, 2004.

        Effective January 1, 2004, participants in this Plan are not eligible for benefit accruals under the Supplemental Executive Retirement Accumulation Plan (the "SERAP").

ARTICLE I
NATURE OF PLAN

        1.1   Purpose. The purpose of this Plan is to provide retirement benefits to certain executive employees of the Company and its affiliates that supplement the benefits accrued under the Retirement Plans.

        1.2   Nature of Plan. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA.

        1.3   Unfunded Plan. This Plan is established as an unfunded plan of deferred compensation. The compensation that is payable hereunder and interest that accrues thereon are represented solely by bookkeeping entries on accounts maintained by the Plan Administration Committee. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits. All Plan benefits are payable solely from the general assets of the Company. Participants and Beneficiaries shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of the Company, but shall be general unsecured creditors of the Company until benefits are paid hereunder. The Company may from time to time reserve assets in a general account or grantor trust owned by the Company for the purpose paying liabilities that are accrued under this Plan.

_____________
End of Article I

ARTICLE II
DEFINITIONS AND CONSTRUCTION

        For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "Article" or "Section" in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise. Compounds of the word "here," such as "herein" and "hereof" shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context.

        In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday observed by the Company, or other non-business day, may be performed on the next following business day.

        2.1   Accounts. The separate bookkeeping records that are established and maintained upon termination by the Plan Administration Committee to record any amounts credited on behalf of each Participant under the terms of the Plan. A Participant's Account shall only include the amounts actually credited thereto by the Committee.

        2.2   Annual Leadership Bonus. The actual bonus paid under the Leadership Bonus Plan during the Plan Year. For purposes of this Plan, Annual Leadership Bonus shall also include annual bonuses paid by Washington Mutual Advisors, Inc. and any other annual bonuses that are approved for inclusion by the Human Resources Committee, in its discretion.

        2.3   Beneficiary. Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that, in the case of a married Participant, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant's spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse's consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Plan Administration Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located (and any other circumstances the Secretary of the Treasury may prescribe by regulations). Any consent by a spouse hereunder shall be effective only with respect to that spouse.

        2.4   Change in Control. For purposes of this Plan, Change in Control shall have the same meaning ascribed to that term in the Participant's Employment Agreement.

        2.5   Code. The Internal Revenue Code of 1986, as amended.

        2.6   Company. Washington Mutual, Inc. or any successor thereto.

        2.7   Committee. The Plan Administration Committee, as it is appointed from time to time by the Human Resources Committee of the Board of Directors.

        2.8   Compensation. An eligible Employee's base pay and actual Annual Leadership Bonus for the Plan Year. Compensation shall also include the portion of a Participant's Annual Leadership Bonus, if any, that has been exchanged for stock options under the Incentive Target Replacement Option Plan. For purposes of this section, an Eligible Employee's base pay will be the base pay established for the Plan Year by the Company's Human Resources Committee. For Employees who first become eligible during a Plan Year, base pay shall be the base pay set forth in the Eligible Employee's offer letter.

        2.9   Disabled or Disability. A Participant is Disabled when he is determined to be disabled under the terms of the WaMu Pension Plan.

        2.10 Eligible Employee. Any active Employee in level 1, 2 or 3. An Employee is considered active only if he is on the company payroll and is either working or on paid leave or vacation. Notwithstanding the preceding the Committee may, in its discretion, designate any Employee as eligible or ineligible.

        2.11 Employee. Any employee of an Employer; specifically excluding, however, a person who is a nonresident alien who receives no earned income that constitutes income from sources within the United States.

        2.12 Employer. Washington Mutual, Inc., and any Related Employer from time to time designated by the Committee as an Employer, whether such designation is express or implied.

        2.13 Entry Dates. Eligible Employees will enter the plan on the later of: (1) January 1, 2004; (2) date of hire; or (3) date they became a level 1, 2 or 3 employee.

        2.14 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

        2.15 Executive Service. All Service provided while the Employee was an Employee in level 1, 2 or 3, served on the Company's Executive Committee, or had a title of Executive Vice President of Washington Mutual, Inc. Except for purposes of vesting under Section 3.4, service under this section shall be credited in terms of months, and any Participant who provides services for one day in any month shall receive credit for a full month of service in that month. Employees who are not eligible as of the end of the Plan Year but who were eligible employees at any time during the Plan Year will receive partial credit for service under the Plan solely for purposes of Section 3.4, only full years of Executive Service after December 31, 2003 shall be counted.

        2.16 Final Average Pay. For purposes of determining benefits under Article 3, Final Average Pay will be calculated by dividing the Participant's Compensation for the last five Plan Years by five. For purposes of this calculation, Plan Years in which a Participant was no longer an Eligible Employee as of the end of the Plan Year ("Partial Years") shall not be counted. If a Participant has less than five Plan Years which are not Partial Years ("Full Years") then Final Average Pay shall be calculated by dividing Compensation for all Full Years by the number of such Full Years.

        2.17 Former Employee Participant. Any individual who is a Participant, but who has terminated employment, and who has not yet received the entire benefit to which he or she is entitled under the Plan.

        2.18 Participant. An individual who is or has been an Eligible Employee.

        2.19 Pension Plan. The WaMu Pension Plan.

        2.20 Plan. The Washington Mutual, Inc. Executive Target Retirement Income Plan as embodied herein and as amended from time to time.

        2.21 Plan Administration Committee. The committee specified under Article V, as from time to time constituted, to be the administrator of the Plan.

        2.22 Plan Year. The fiscal year of the Plan, which is the period from January 1 through December 31 of each year.

        2.23 Related Employer. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

        2.24 Retirement Plans. The sources of retirement income provided by or contributed to on behalf of Participants by the Company or a Related Employer, including but not limited to the WaMu Pension Plan, the WaMu Savings Plan, the Washington Mutual, Inc. Supplemental Employees' Retirement Plan, and the Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan.

        2.25 Vested Percentage. The percentage determined under Section 3.4.

_____________
End of Article II

ARTICLE III
BENEFITS

        3.1   Amount of Benefit. Upon termination of employment, a Participants benefit will be calculated as follows:

((	6.5	X	Final Average Pay	X	Executive Service 25)	-Offset Balances	)	X	Vested Percentage

        3.2   Participant's Accounts. Upon termination of employment the Committee shall establish for each Participant one or more Accounts, as appropriate, to which shall be allocated the proper benefit and interest accruals hereunder, less the distributions therefrom. Upon termination, the Committee shall initially credit to each Participant's Account, the benefit set forth in Section 3.1.

        3.3   Offset Balances. A Participant's benefit under this Plan shall be reduced by the balances in the following accounts and plans:

Plan	Account
WaMu Savings	Employer Matching Contribution Profit Sharing Contribution
WaMu Pension	Hypothetical Cash Balance
Supplemental Employees' Retirement Plan	Entire Balance
Supplemental Executive Retirement Accumulation Plan	Entire Balance

Balances will be established as of the most recently completed month before termination of employment.

        3.4   Vested Percentage. A Participants vested Percentage shall be determined using the following table, considering only full years of Executive Service:

Full Years of Executive Service	Vested Percentage
Fewer than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

        3.5   Upon Change in Control. Upon a Change in Control a Participant will be credited with additional years of Executive Service (either 2 or 3) equal to the multiplier used to calculate the payment amount upon termination after a Change in Control as set forth in the Participant's Employment Agreement.

        3.6   Interest Credited to Accounts. Upon termination of employment, Participants who elect to receive payment in any form other than a lump sum shall be credited with interest on the balance in their account. The rate of interest shall be equal to the rate that would have been paid by the company at the beginning of the Plan Year had it issued unsecured junior debt with a maturity date of ten years. If the Company did not make such a debt offering at or near the beginning of the Plan Year for which the interest rate is being determined, the Plan Administration Committee shall, in its discretion, determine this rate by reference to the following: (i) the rates paid on similar debt offerings of comparably rated financial institutions and (ii) an estimate of the probable interest rate on such debt offering from at least one rationally recognized investment banking firm. The Committee may, in its discretion, determine the rate for the following Plan Year at any time during the Plan Year.

_____________
End of Article III

ARTICLE IV
PAYMENT OF BENEFITS

        4.1.  Payment Commencement and Automatic Form of Payment. In the absence of any election set forth in Section 4.2, a Participant shall receive payment of the nonforfeitable balance of his Accounts as a lump sum, commencing as soon as administratively possible after termination of employment with the Company. However, a Participant may instead elect for payments to be made pursuant to Section 4.2, provided that the balance of his Accounts exceeds $500,000 at the time of termination. Notwithstanding the preceding, if the Participant is a Key Employee as set forth in Section 409A of the Code, payments shall commence no earlier than 6 months after termination of employment.

        4.2.  Elective Form of Payment. Notwithstanding the provisions of Section 4.1, a Participant may, make an irrevocable election for payments to be made in substantially equal installments paid over a period of up to 20 years, each such payment to be recalculated for interest that is credited on the unpaid Account balance, provided that the Participant makes such an election at least 12 months prior to the payment commencement date. The Participant's election under this Section must be made prior to the time that payments would otherwise commence and at least 12 months prior to termination of employment with the Company and all Related Employers.

        4.3.  Dishonesty. Notwithstanding any provisions to the contrary, the Account of a Participant who has engaged in dishonesty shall be completely forfeited. For this purpose, dishonesty means that the Participant has engaged in acts of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his or her relationship with the Employer (without necessity of formal criminal proceedings being initiated) and the Participant's employment terminated by either discharge or resignation, all as determined by the Committee.

        4.4.  Upon Death of Participant. Upon the death of a Participant, his vested Account balance will be paid to his Beneficiary, as determined under Section 6, in a lump sum as soon as administratively feasible, provided that the balance in his Accounts immediately after his death is less than $500,000. If his balance immediately after his death is $500,000 or more, the balance will be paid in three annual installments.

        4.5.  Payment in the Event of Legal Disability. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon such recipient's personal receipt, in form satisfactory to the Plan Administration Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of such recipient's own interest and advantage. The Committee may, in such event, direct all or any portion of such payments to be made in any one or more of the following ways:

          (a)   to such person directly;

          (b)   to the guardian or estate of such person;

          (c)   to a relative or friend of such person, to be expended for such person's benefit; or

          (d)   to a custodian for such person under any Uniform Gifts to Minors Act.

        4.6.  Accounts Charged. The Committee shall charge all distributions made to a Participant or to such Participant's Beneficiary from and against the Accounts of the Participant when made.

        4.7.  Unclaimed Accounts. Neither the Employer nor the Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall state the provisions of this Section. If Payment Commencement Date has arrived, and the Participant or the Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee by the date that is immediately prior to three years after the date of notification, the Participant's Accounts shall be forfeited.

_____________
End of Article IV

ARTICLE V
PLAN ADMINISTRATION COMMITTEE

        5.1.  Appointment. The Plan Administration Committee has been appointed by the Company to administer the Plan and serves in such capacity at the pleasure of the board of directors of the Company. The board of directors of the Company may remove the Plan Administration Committee or appoint a successor committee at any time. If the Plan Administration Committee ceases to exist or is removed without the appointment of a Retirement committee, the Company shall function as the Plan Administration Committee.

        5.2.  Term. Each member of the Committee shall serve until his or her successor is appointed and assumes membership. Any member of the Committee may be removed, with or without cause, and the board of directors of the Company shall have the power to fill any vacancy that may occur. A member may resign upon written notice to the board of directors of the Company or the Plan Administration Committee.

        5.3.  Compensation. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee.

        5.4.  Powers of Plan Administration Committee. The Committee shall have full and absolute discretion in the exercise of its powers hereunder. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. In addition to the power otherwise enumerated herein, the Committee shall have the following specific authority:

          (a)   to direct the administration of the Plan in accordance with the provisions herein set forth;

          (b)   to adopt rules of procedure and regulations necessary for the administration of the Plan that are not inconsistent with the terms of the Plan;

          (c)   to interpret and construe the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accounts, and the nonforfeitable percentage of each Participant's Accounts;

          (d)   to interpret and enforce the terms of the Plan and the rules and regulations it adopts;

          (e)   to review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

          (f)    to furnish the Employer with information that the Employer may require for tax or other purposes;

          (g)   to engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom the Committee may deem advisable to assist it with the performance of its duties;

          (h)   to receive from the Employer and from employees such information as shall be necessary for the proper administration of the Plan;

          (i)    to maintain, or cause to be maintained, separate Accounts in the name of each Participant; and

          (j)    to select a secretary, who need not be a member of the Committee.

        5.5.  Adjustments. Any misstatement or other mistake of fact may be corrected by the Committee when it becomes known, in the manner the Committee deems equitable and practicable.

        5.6.  Manner of Action. The decision of a majority of the members of the Plan Administration Committee shall control. In case of a vacancy on the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee. The Committee may, but need not, call or hold formal meetings. Any decision may be made or action may be taken by the Committee pursuant to written approval of a majority of the then members. The Committee shall maintain adequate records of its decisions.

        5.7.  Authorized Representative. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents requested pursuant hereto or necessary or desirable for the Committee to administer the Plan as provided herein, or to do any act necessary to carry out the Committee's duties and obligations set forth herein.

        5.8.  Interested Member. No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his or her own benefits under the Plan unless there is only one person acting alone as the Committee.

        5.9.  Indemnity. The Company shall indemnify and save harmless the Committee, and its members, and each of them, from and against any and all loss, damage, action, fee, cost, claim, liability, proceeding, or expense (including reasonable attorneys fees) to which the Committee, or its members, may be subjected arising out of, resulting in whole or in part from, or otherwise related to any act, conduct, or inaction (except willful or reckless misconduct), in their official capacities in the administration of the Plan.

_____________
End of Article V

ARTICLE VI
PARTICIPANT ADMINISTRATIVE PROVISIONS

        6.1   Beneficiary Designation. Each Participant may from time to time designate, in writing, a Beneficiary to whom his Accounts shall be paid in the event of his death. The Plan Administration Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant. A Participant may designate multiple and/or contingent Beneficiaries. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, the Beneficiary shall be, first, his spouse at the time of his death, or if he has no surviving spouse, then to his surviving children, the to his surviving parents in equal shares, or if the Participant has no surviving parents, the to his estate. If the Participant dies after distributions have commenced hereunder but before a complete distribution of his nonforfeitable benefits, payment of such benefits shall be in a lump sum to the legal representative of the estate of the last to die of the Participant and his Beneficiary. The Committee, in its sole discretion, shall direct the Employer to whom the payments shall be made under this Section.

        6.2   Personal Data to Plan Administration Committee. Each Participant and Beneficiary must furnish to the Committee such evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee.

        6.3   Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, such person's mailing address, and each subsequent change of such mailing address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address have been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid.

        6.4   Place of Payment and Proof of Continued Eligibility. Any payment or distribution hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Plan Administration Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at the last address of record, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until such person provides the Committee with evidence of continued life and the proper mailing address for future payments.

        6.5   Assignment or Alienation. Except as may be specified under a "qualified domestic relations order," as defined in section 514(b)(7) of ERISA, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

        6.6   Information Available. Any Participant or Beneficiary may examine copies of this Plan or any other instrument under which the Plan was established or is operated. The Plan Administration committee will maintain such documents in its office, or in such other place or places as the Committee may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administration Committee shall furnish him or her with a copy of such documents. The Plan Administration Committee may make a reasonable charge to the requesting person for the copy so furnished.

        6.7   Beneficiary's Right to Information. A beneficiary's right to (and the Committees' duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

        6.8   Claims Procedure. Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, the Committee may direct payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefore, if the Committee has knowledge of such Participant's or Beneficiary's whereabouts.

        6.9   Appeal Procedure for Denial of Benefits. The Committee shall provide adequate notice in writing as prescribed pursuant to paragraph (b) below to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied.

          (a)   Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.

          (b)   The Committee's notice of denial to the Claimant shall set forth the following:

            (1)   the specific reason or reasons for the denial;

            (2)   specific references to pertinent Plan provisions on which the Committee based its denial;

            (3)   a description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed;

            (4)   a statement that the Claimant may request a review upon written application to the Committee, review pertinent Plan documents, and submit issues and comments in writing;

            (5)   a statement that any appeal of the Committee's adverse determination must be made in writing to the Committee within 60 days after receipt of the Committee's notice of denial of benefits, and that failure to appeal the action to the Committee in writing within the 60-day period will render the Committee's determination final, binding, and conclusive; and

            (6)   the address of the Plan Administration Committee to which the Claimant may forward his or her appeal.

          (c)   If the Claimant should appeal to the Committee, the Claimant or a duly authorized representative, may submit, in writing, whatever issues and comments the Claimant deems pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

        6.10 No Rights Implied. Nothing contained in this Plan, or in any modification or amendment to the Plan, shall give any Employee, Participant, or any Beneficiary any right to continue employment, or any other legal or equitable right against an Employer, or Employee of the Employer, or against their agents, except as expressly provided by the Plan.

        6.11 Right To Offset For Taxes, Other Obligations. Any payment or other distribution of benefits under the Plan may be reduced by any amount required to be withheld by the Company under any applicable law, rule, regulation, order or other requirement, now or hereafter in effect, of any governmental authority. In addition, if a Participant becomes entitled to a distribution under the Plan, and if at such time such Participant has outstanding any debt, obligation or other liability representing an amount owning to the Company, then the Company may offset such amount owning it against the amount of benefits otherwise distributable to the extent permitted by applicable law.

_____________
End of Article VI

ARTICLE VII
AMENDMENT AND TERMINATION

        7.1   Amendment. The Company shall have the right at any time, without prior notice and without cause, to amend or terminate the Plan by action of its board of directors or by action of the Human Resources Committee, provided that no such amendment may reduce the Participant's Benefit under Section 3.1 as of the effective date of the amendment. All amendments shall be in writing and shall state the effective date. Notwithstanding the foregoing, upon a Change in Control, no amendment of this Plan by the Company or its successor shall have the effect of reducing a Participant's Benefit hereunder, except that the Plan may be amended to add to the list of plans that are part of the offset under Section 3.3 any plans that Participants become eligible for on or after the date of the Change in Control.

        7.2   Termination. Upon termination of the Plan, the Company shall pay all benefits credited to Participants pursuant to Section 4.1.

_____________
End of Article VII

ARTICLE VIII
MISCELLANEOUS

        8.1   Execution of Receipts and Releases. Any payment to any Participant, or to such Participant's legal representative or beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Plan Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in the form determined by the Committee. Any payment made pursuant to the power herein conferred upon the Plan Administration Committee shall operate as a complete discharge of all obligations of the Employer, the Plan Administration Committee and the Committee, to the extent of the distributions so made. Neither the Employer nor the Committee is obliged to ensure the proper application or expenditure of any payment so made.

        8.2   Employer Records. Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Plan Administration Committee to perform its duties and functions under the Plan. Records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absent, reemployment, and Compensation will be conclusive on all persons, unless determined by the Plan Administration Committee to be incorrect.

        8.3   Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any action required of an Employer may be by resolution of its board of directors or by any person authorized to act on behalf of the Employer.

        8.4   Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

        8.5   Notice. Any notice required to be given herein by an Employer or the Plan Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mail, in an envelope addressed to the last address of record the person to whom the notice is given.

        8.6   Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

        8.7   Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Plan Administration Committee, and its successors.

        8.8   Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        8.9   Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the internal laws of the State of Washington except to the extent Washington law is preempted by federal law.

_____________
End of Article VII

        IN WITNESS WHEREOF, the undersigned officer of Washington Mutual, Inc. has executed this instrument to be effective as of January 1, 2004.

WASHINGTON MUTUAL, INC.

By:	Its: Executive Vice President—Human Resources

QuickLinks

  Exhibit No. 10.11
WASHINGTON MUTUAL, INC. EXECUTIVE TARGET RETIREMENT INCOME PLAN Effective January 1, 2004
TABLE OF CONTENTS
WASHINGTON MUTUAL, INC. EXECUTIVE TARGET RETIREMENT INCOME PLAN Effective January 1, 2004 PREAMBLE
ARTICLE I NATURE OF PLAN
ARTICLE II DEFINITIONS AND CONSTRUCTION
ARTICLE III BENEFITS
ARTICLE IV PAYMENT OF BENEFITS
ARTICLE V PLAN ADMINISTRATION COMMITTEE
ARTICLE VI PARTICIPANT ADMINISTRATIVE PROVISIONS
ARTICLE VII AMENDMENT AND TERMINATION
ARTICLE VIII MISCELLANEOUS